Exhibit 10.51
                                                                         Summary

Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. (the "Company") and Shenzhen Branch, China Construction Bank ("Construction Bank") dated December 1, 2005.

Main contents:

>>    Contract number: Jie 2005 zong 1145042R-2
>> The loan agreement is under Comprehensive Credit Facilities Agreement entered between the Company and Construction Bank (Jie 2005 zong 1145042R).
>>    Loan Principal: RMB 20 million;
>> Loan term: six months starting from the date loan is actually provided to the Company.
>>    Interest rate: fixed rate of 5.481%;
            |X|   Penalty interest rate for delayed repayment: is 8.2215%;
            |X|   Penalty  interest  rate  for  embezzlement  of loan  proceeds:
                  10.962%;
>>    Purpose of the loan is to provide working capital for the Company;
>>    Advanced repayment of loan needs to be approved by the Lender;
>> Breach of contract penalties: suspension of loan unprovided, demand prepayment of loan principal and interest before maturity; imposition of punitive interest; compensation for the Lender's expenses incurred due to the Company's breach of contract such as lawyer's fee, travel cost in case of litigation, etc.

Summary of the articles omitted
>>    Types of the loan
>>    Clearing of the loan interest
>>    Plan of loan payment
>>    Validity
>>    Miscellaneous


This loan agreement is guaranteed by Irrevocable Letter of Guaranty entered by and between Xiangqian Li and Construction Bank (bao 2005 zong 1145042R-1) and the Guaranty Contract of of Comprehensive Credit Facilities entered by and between BAK International, Ltd. and Construction Bank (bao 2005 zong 1145042R-2).